Exhibit 10.5

ENGENE HOLDINGS INC.

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This NONQUALIFIED STOCK OPTION GRANT AGREEMENT (this “Agreement”), dated as of July 22, 2024 (the “Date of Grant”), is delivered by enGene Holdings Inc., a company organized under the laws of British Columbia, Canada (the “Company”) to Ronald Cooper (the “Participant”).

RECITALS

Pursuant to the terms of the Employment Agreement, dated July 22, 2024 between enGene USA, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “US Subsidiary”), and the Participant (as it may be amended from time to time, the “Employment Agreement”), the Participant is to be granted an option to acquire common shares of the Company (“Company Shares”) on the terms and subject to the conditions set forth herein. The Compensation Committee of the Board of Directors of the Company has decided to make this nonqualified stock option grant as a material inducement for the Participant to enter into employment with the US Subsidiary and to align the Participant’s interests with those of the Company and its shareholders. The grant of the nonqualified stock option provided for herein is intended to constitute an “employment inducement grant” as described in Rule 5635(c)(4), or any successor provision, of the Nasdaq Listing Rules, and is not being granted or made under the enGene Holdings Inc. Amended and Restated 2023 Equity Incentive Plan, as amended from time to time (the “Plan”). This Agreement and the terms and conditions of the Option shall be interpreted in accordance and consistent with such rule. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.
Grant of Option.
(a)
Grant. In accordance with the employment inducement grant exception to the shareholder-approval requirements of the Nasdaq Stock Market set forth in Rule 5635(c)(4), or any successor provision, of the Nasdaq Listing Rules, the Company hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase 1,250,000 Company Shares (each a “Share”, and together the “Shares”) at an Exercise Price of $8.81 per Share, on the terms and subject to the conditions set forth in this Agreement and, subject to Section 1(c) below, otherwise on terms identical to the terms provided in the Plan. In the event of any conflict between this Agreement and the Plan, this Agreement shall control. The Option is not intended to qualify as an incentive stock option pursuant to Section 422 of the Code. The Option shall become exercisable according to Section 2 below. The Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 registering the Shares issuable pursuant to the Option.
(b)
Inducement Award. The Participant acknowledges that the grant of the Option hereunder satisfies in full the Company’s obligation to provide the Participant with an option grant as described in the Employment Agreement. The Participant acknowledges that the grant of the Option hereunder is intended to be in consideration for, in part, the covenants set forth in Section 15 of the Employment Agreement.

(c)
Incorporation by Reference. It is understood that the Option is not being granted pursuant to the Plan; provided, however, that this Agreement shall be construed and administered in a manner consistent with the provisions of the Plan as if granted pursuant thereto, the terms of which are incorporated herein by reference (including, without limitation, any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan, which shall be deemed to apply to the Option granted hereunder without any further action of the Committee, unless expressly provided otherwise by the Committee). The Committee shall have final authority to interpret and construe the terms of this Agreement and the Plan’s terms as they are incorporated herein by reference and deemed to apply to the Option granted hereunder, and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiaries in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and the official prospectus for the Plan. The Participant also acknowledges that the Participant had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan, as incorporated into this Agreement. Paper copies of the Plan and the official Plan prospectus are available, and paper copies of the prospectus for this Agreement will be available, by contacting the Chief Legal Officer of the Company. For the avoidance of doubt, neither the Option granted hereunder nor any Shares issued upon the exercise of the Option shall reduce the number of Shares available for issuance pursuant to Grants granted under the Plan.
2.
Exercisability of Option.
(a)
Subject to the terms of this Section 2 and to the applicable terms of the Employment Agreement that may provide for accelerated vesting of the Option under certain circumstances, the Option shall become vested according to the following dates (each a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date.

vesting Date	VESTING Amount
July 22, 2025	25% of the shares
The 22nd day of each month thereafter for 36 months	2.0833% of the shares each month

(b)
The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the terms set forth in Section 2(a) would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Shares will be included in the number of Shares for which the Option becomes vested and exercisable on the last Vesting Date.
(c)
Subject to the applicable terms of the Employment Agreement that may provide for accelerated vesting of the Option under certain circumstances, in the event of a Change of Control before the Option is fully vested and exercisable, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting and exercisability of the Option as it deems appropriate pursuant to the Plan.
3.
Term of Option.
(a)
The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. Notwithstanding the foregoing, in the event that on the last business day of the term of the Option, the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Company Shares under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(b)
The Option shall automatically terminate upon the happening of the first of the following events:
(i)
The expiration of the 90-day period after the Participant ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause.
(ii)
The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability.
(iii)
The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer, if the Participant dies while employed by, or providing service to, the Employer or the Participant dies within 90 days after the Participant ceases to be so employed or to provide services to the Employer for any reason other than Disability, death or Cause.
(iv)
The date on which the Participant ceases to be employed by, or provide service to, the Company for Cause. In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment or service terminates, the Option shall immediately terminate, and the Participant shall automatically forfeit all Shares underlying any exercised portion of the Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such Shares.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant, except as provided under Section

3(a) above. Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4.
Exercise Procedures.
(a)
Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company or its delegate written notice of intent to exercise, specifying the number of Company Shares as to which the Option is to be exercised and such other information as the Company or its delegate may require.
(b)
At such time as the Committee shall determine, the Participant shall pay the Exercise Price (i) in cash, (ii) unless the Committee determines otherwise, by delivering Company Shares owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (in accordance with procedures prescribed by the Company) to ownership of Company Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding Company Shares subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Company Shares used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. The Committee may impose from time to time such limitations as it deems appropriate on the use of Company Shares to exercise the Option.
(c)
The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.
(d)
All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant may be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Option. At such time as the Committee may determine, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld to satisfy the applicable withholding tax rate for FICA, federal, state, local and other tax liabilities.
(e)
Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.
5.
Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6.
No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant’s employment or service at any time. The right of the Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
7.
No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
8.
Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
9.
Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada, without giving effect to the conflicts of laws provisions thereof.
10.
Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Legal Officer and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.
11.
Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Option, and the right to receive and retain any Company Shares or cash payments covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under the Dodd-Frank Recoupment Policy and any other “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter (as applicable, the “Company Clawback Policy”). Further, to the extent permitted by applicable law, including without limitation Section 409A of the Code, this Agreement and all Options, cash or other value provided pursuant to this Agreement are subject to offset in the event that the Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Company Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Company Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of this Agreement until such time as the Company Clawback Policy is no longer applicable.
12.
Entire Agreement. This Agreement contains the entire understanding between the Company and Participant with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

ENGENE HOLDINGS INC.

/s/ Lee G. Giguere

Name: Lee G. Giguere

Title: Chief Legal Officer

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all decisions and determinations of the Committee shall be final and binding.

Participant: /s/ Ronald Cooper

Date: 8/13/2024